EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of I-Flow Corporation on Form S-8 of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
September 27, 2002